Exhibit 10.5

AMENDED AND RESTATED SECURED MINIMUM BORROWING NOTE

FOR VALUE RECEIVED, GVI SECURITY SOLUTIONS, INC., a Delaware corporation (the “Borrower”) promises to pay to LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands, Fax: 345-949-9877 (the “Holder”) or its registered assigns, on order, the sum of Five Million Dollars ($5,000,000), or, if different, the aggregate principal amount of all “Loans” (as such term is defined in the Security Agreement referred to below), in each case, without duplication of any amounts owing by Borrower to Holder under the Revolving Note (as defined in the Security Agreement referred to below), together with any accrued and unpaid interest hereon, on December 31, 2007 (the “Maturity Date”). This Secured Minimum Borrowing Note amends and restates in its entirety (and is given in substitution for and not in satisfaction of) that certain $5,000,000 Secured Convertible Minimum Borrowing Note made by the Company in favor of Holder on May 27, 2004.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement between Borrower and the Holder dated as of May 27, 2004, as amended and restated as of October 4, 2006 (as further amended and restated, amended, modified and supplemented from time to time, the “Security Agreement”). This is the Amended and Restated Secured Minimum Borrowing Note referred to in the Security Agreement, and all forms, terms and provisions thereof are expressly incorporated herein by reference.

The following terms shall apply to this Amended and Restated Secured Minimum Borrowing Note (this “Note”):

ARTICLE I
INTEREST

1.1.   Interest Rate and Payments. Subject to Sections 4.1 and 5.7 hereof, interest payable on this Note shall accrue at a rate per annum equal to the Contract Rate, and shall be payable monthly in arrears commencing on October 1, 2006 and on the first day of each consecutive calendar month thereafter (each, an “Interest Payment Date”).

ARTICLE II
ADVANCES, PAYMENTS UNDER NOTE

2.1.  Mechanics of Advances. All Loans evidenced by this Note shall be made in accordance with the terms and provisions of the Security Agreement.

2.2.  [Intentionally Omitted].

2.3.  Optional Redemption in Cash. The Borrower will have the option of prepaying this Note (“Optional Redemption”) by paying to the Holder a sum of money equal to the principal amount of the Loans outstanding under this Note together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Security Agreement, or any Ancillary Agreement (as defined in the Security Agreement) (the “Redemption Amount”) on the Redemption Payment Date (defined below) specified in the written notice of redemption (the “Notice of Redemption”). The Notice of Redemption shall specify the date for such Optional Redemption (the “Redemption Payment Date”) which date shall be within seven (7) business days after the date of the Notice of Redemption (the “Redemption Period”). On the Redemption Payment Date, the Redemption Amount (plus any additional interest and fees accruing on the Notes during the Redemption Period) must be irrevocably paid in full in immediately available funds to the Holder. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void.

ARTICLE III
[INTENTIONALLY OMITTED]

ARTICLE IV
DEFAULT PAYMENTS

4.1.  Default Payment. If an Event of Default occurs and is continuing beyond any applicable grace period, the Holder, at its option, may elect, in addition to all rights and remedies of Holder under the Security Agreement and all obligations of Borrower under the Security Agreement, to require the Borrower to make a Default Payment (“Default Payment”). The Default Payment shall be 100% of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to Holder pursuant to the Notes or the Ancillary Agreements, then to accrued and unpaid interest due on the Notes and then to outstanding principal balance of the Notes.

4.2.  Default Payment Date and Default Notice Period. The Default Payment shall be due and payable on the fifth business day after an Event of Default (“Default Payment Date”) has occurred and is continuing beyond any applicable grace period. The period between date upon which of an Event of Default has occurred and is continuing beyond any applicable grace period and the Default Payment Date shall be the “Default Period.” If during the Default Period, the Borrower cures the Event of Default, the Event of Default will no longer exist and any additional rights the Holder had triggered by the occurrence and continuance of an Event of Default will no longer exist. If the Event of Default is not cured during the Default Notice Period, all amounts payable hereunder shall be due and payable on the Default Payment Date, all without further demand, presentment or notice, or grace period, all of which hereby are expressly waived.

4.3.   Default Interest Rate. Following the occurrence and during the continuance of an Event of Default, interest on this Note shall automatically be increased by three percent (3%) per annum, and all outstanding Obligations, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at such interest rate applicable to such Obligations until such Event of Default is cured or waived.

4.4.  Cumulative Remedies. The remedies under this Note, the Security Agreement and the Ancillary Agreements shall be cumulative.

ARTICLE V
MISCELLANEOUS

5.1.  Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2.  Notices. Any notice herein required or permitted to be given shall be in writing and provided in accordance with the terms of the Security Agreement.

5.3.   Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as it may be amended or supplemented.

5.4.  Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Security Agreement.

5.5.  Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

5.6.  Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court order in favor of Holder.

5.7.  Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.8.  Security Interest. The Holder of this Note has been granted a security interest in certain assets of the Borrower more fully described in a Master Security Agreement dated as of May 27, 2004.

5.9.  Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

5.10     Registered Obligation. This Note is intended to be a registered obligation within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i) and the Note shall be registered as to both principal and any stated interest with the Borrower. Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Borrower of this Note to the new holder or the issuance by the Borrower of a new instrument to the new holder, or (ii) transfer through a book entry system maintained by the Borrower (or its agent), within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i)(B).

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IN WITNESS WHEREOF, the Borrower has caused this Amended and Restated Secured Minimum Borrowing Note to be signed in its name effective as of this __day of October 2006.

GVI SECURITY SOLUTIONS, INC.

By:
Name:
Title:

WITNESS: